Exhibit 99.1

Revance Provides Corporate Update and Anticipated Milestones for 2020

NEWARK, Calif., January 9, 2020 - Revance Therapeutics, Inc. (Nasdaq: RVNC), a biotechnology company pioneering new innovations in neuromodulator products for aesthetic and therapeutic indications, today provided a corporate and product pipeline update and shared anticipated milestones for 2020. The company also announced that its unaudited January 3, 2020 cash, cash equivalents and short-term investments balance was $306.1 million.

Corporate Updates

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Acceptance of BLA Submission for DaxibotulinumtoxinA for Injection (DAXI) in Glabellar Lines Expected Q1 2020 - In November 2019, Revance submitted its Biologics License Application (BLA) to the U.S. Food and Drug Administration (FDA) for DAXI in the treatment of moderate-to-severe frown lines. In the Phase 3 pivotal program, the median time to loss of none or mild wrinkle severity was 24 weeks and the median time to return to baseline wrinkle severity was approximately 28 weeks. Revance anticipates acceptance of the submission in the first quarter and projects potential approval in the fourth quarter of 2020. Subject to approval, the company plans to initiate commercialization activities before year end.

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New Phase 2 Trial Initiated for Treatment of Full Upper Face - In December 2019, Revance initiated a new open-label Phase 2 trial for treatment of the full upper face — glabellar (frown), lateral canthal (crow’s feet), and forehead lines combined. This trial is being conducted to understand the safety and efficacy, including potential dosing and injection patterns, of DAXI, covering the full upper face. The company expects completion of enrollment in first quarter, with topline results in fourth quarter of 2020. This trial is in addition to the existing open-label Phase 2 clinical trials that the company has already fully enrolled in forehead lines and crow’s feet.

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Enrollment Completed in Phase 2 Plantar Fasciitis Trial - In December 2019, Revance enrolled the last of 155 subjects in its Phase 2 placebo-controlled clinical trial of DAXI for the management of plantar fasciitis. Plantar fasciitis is characterized by inflammation and sharp, constant pain in the heel that can become incapacitating. The company expects to report topline results for the Phase 2 trial in the second half of 2020.

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Close of Public Offering of Common Stock – Revance closed its underwritten public offering of 7,475,000 shares of its common stock at a price to the public of $17.00 per share, including the exercise in full by the underwriters of their option to purchase 975,000 additional shares. The gross proceeds to the company from the offering, before deducting the underwriters’ discounts, commissions and other estimated offering expense payable by Revance, were approximately $127.1 million, which is reflected in the unaudited January 3, 2020 cash, cash equivalents and short-term investments balance of $306.1 million. The company’s common shares outstanding was 53.4 million as of January 3, 2020.

“This is a very exciting and pivotal year for Revance, with not only a number of significant clinical data read-outs, but also the expected U.S. approval and launch of our next-generation neuromodulator product, DAXI,” said Mark Foley, President and Chief Executive Officer of Revance. “Our near-term focus is on completing the BLA approval process and finalizing our launch strategies to garner a meaningful share in the $1.4 billion* U.S. neuromodulator market. DAXI will create a new, long-lasting neuromodulator product category, delivering a premium experience that could require as few as two treatments per year and potentially provide patients with lasting, natural-looking frown line correction all year long. Although DAXI will be commercialized first in an aesthetics indication, we plan to unlock the long-term value of DAXI in an array of therapeutic indications, with clinical trials currently underway in cervical dystonia, upper limb spasticity and plantar fasciitis.”

Near-Term Milestone Expectations

Aesthetics:

•	Acceptance by the FDA of BLA submission for DAXI in glabellar lines expected in 1Q 2020. Potential approval anticipated in 4Q 2020.

•	Topline results from Phase 2 open-label study of DAXI in forehead lines expected in 2Q 2020.

•	Topline results from Phase 2 open-label study of DAXI in lateral canthal lines (crow’s feet) expected in 2Q 2020.

•	Completion of patient enrollment in Phase 2 full upper face open-label trial expected in 1Q, with topline results in 4Q of 2020.

Therapeutics:

•	Completion of patient enrollment in Phase 2 of DAXI in upper limb spasticity study expected mid-year 2020.

•	Topline results from Phase 3 study of DAXI in cervical dystonia expected in 2H 2020.

•	Topline results from Phase 2 study of DAXI in plantar fasciitis expected in 2H 2020.

Biosimilar:

•	Decision by Mylan on continuation of biosimilar to BOTOX® program expected by April 30, 2020.

About Revance Therapeutics, Inc.

Revance Therapeutics is a Silicon Valley-based biotechnology company, pioneering new innovations in neuromodulators for aesthetic and therapeutic indications. Revance’s lead product candidate, DaxibotulinumtoxinA for Injection (DAXI), combines a proprietary stabilizing peptide excipient with a highly purified botulinum toxin that does not contain human or animal-based components. Revance has successfully completed a Phase 3 program for DAXI in glabellar (frown) lines and is pursuing U.S. regulatory approval in 2020. Revance is also evaluating DAXI in the full upper face, including glabellar lines, forehead lines and crow’s feet, as well as in three therapeutic indications - cervical dystonia, adult upper limb spasticity and plantar fasciitis, with plans to study migraine. Beyond DAXI, Revance has begun development of a biosimilar to BOTOX®, which would compete in the existing short-acting neuromodulator marketplace. Revance is dedicated to making a difference by transforming patient experiences. For more information or to join our team visit us at www.revance.com.

*	Source: DRG – Medtech 360 “Aesthetic Injectables | Market Analysis | US | 2019 “Revance Therapeutics” and the Revance logo are registered trademarks of Revance Therapeutics, Inc.

BOTOX® is a registered trademark of Allergan, Inc.

Forward-Looking Statements

This press release contains forward-looking statements, including statements related to the cash and investment balance as of January 3, 2020, anticipated clinical and development milestones, the process and timing of, and ability to complete, current and anticipated future clinical development of our investigational drug product candidates, including but not limited to initiation and design of clinical studies for current and future indications, related results and reporting of such results; statements about our business strategy, timeline and other goals and market for our anticipated products, plans and prospects; including our pre-commercialization plans; and statements about the timing and our ability to obtain regulatory approval and launch products, including with respect to acceptance of the BLA submission for DAXI for in the treatment of moderate-to-severe glabellar (frown) lines; potential benefits of our drug product candidates and our technologies; and our ability to compete in the neuromodulator market. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our expectations. These risks and uncertainties include, but are not limited to: the outcome, cost, and timing of our product development activities and clinical trials; the uncertain clinical development process, including the risk that clinical trials may not have an effective design or generate positive results; our ability to obtain and maintain regulatory approval of our drug product candidates; our ability to obtain funding for our operations and achieve our goals; our plans to research, develop, and commercialize our drug product candidates; our ability to successfully compete with treatments and therapies, our ability to achieve, and the rate and degree of market acceptance and adoption of our drug product candidates; unanticipated costs or delays in research, development, and commercialization efforts; the applicability of clinical study results to actual outcomes; the size and growth potential of the markets for our drug product candidates; our ability to successfully manufacture and commercialize our drug product candidates and the timing of commercialization activities; our ability to develop sales and marketing capabilities; the accuracy of our estimates regarding expenses, future revenues, capital requirements and needs for financing; our ability to continue obtaining and maintaining intellectual property protection for our drug product candidates; and other risks. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release may be found in Revance’s periodic filings with the Securities and Exchange Commission (the “SEC”), including factors described in the section entitled “Risk Factors” of our quarterly report on Form 10-Q filed November 4, 2019. These forward-looking statements speak only as of the date hereof. Revance disclaims any obligation to update these forward-looking statements.

CONTACTS:

Investors

Revance Therapeutics, Inc.:

Jeanie Herbert, 714-325-3584

jherbert@revance.com

or

Gilmartin Group, LLC.:

Laurence Watts, 619-916-7620

laurence@gilmartinir.com

Media

Revance Therapeutics, Inc.:

Sara Fahy, 949-887-4476

sfahy@revance.com

or

General Media:

Y&R:

Jenifer Slaw, 347-971-0906

jenifer.slaw@YR.com

or

Trade Media:

Nadine Tosk, 504-453-8344

nadinepr@gmail.com

Source: Revance Therapeutics, Inc.